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                                      CEO USE OF THE COMPANY AIRPLANE POLICY


Purpose:                       To authorize Lloyd Hill, CEO, to use the airplane owned by AII Services for reasonable personal use, at his discretion.

Necessary Procedures:          All personal use must be documented, indicating passengers, dates, hours used, legs taken and fuel and maintenance required.

CEO Tax Gross-Up:              The value of the use charged to Mr. Hill is to be grossed-up for taxes to appropriate state and federal rates.

Taxable Value of               As per the guidelines and based on the applicable and approved SIFL
Benefit to the CEO:            rate.



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